Exhibit 1.1                                             EXECUTION COPY
                                                        --------------






===============================================================================








                        HORACE MANN EDUCATORS CORPORATION








                                  $315,800,000
                        Senior Convertible Notes due 2032






                               PURCHASE AGREEMENT





                  Dated:  May 8, 2002








===============================================================================

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

                                TABLE OF CONTENTS

PURCHASE AGREEMENT                                                                                                1

         SECTION 1.        Representations and Warranties.........................................................3

                  (a)      Representations and Warranties by the Company:.........................................3

                  (b)      Officers' Certificates................................................................12

         SECTION 2.        Sale and Delivery to the Initial Purchasers; Closing..................................13

                  (a)      Initial Securities....................................................................13

                  (b)      Option Securities.....................................................................13

                  (c)      Delivery; Payment.....................................................................13

                  (d)      Denominations; Registration...........................................................14

         SECTION 3.        Covenants of the Company..............................................................14

                  (a)      Offering Memorandum...................................................................14

                  (b)      Notice and Effect of Material Events..................................................14

                  (c)      Amendment to Offering Memorandum and Supplements......................................15

                  (d)      Qualification of Securities for Offer and Sale........................................15

                  (e)      Rating of Securities..................................................................15

                  (f)      The Depository Trust Company..........................................................15

                  (g)      PORTAL Designation....................................................................15

                  (h)      Listing of Common Stock...............................................................16

                  (i)      Reporting Requirements................................................................16

                  (j)      Reservation of Common Stock...........................................................16

                  (k)      Restriction on Sale of Common Stock...................................................16

         SECTION 4.        Payment of Expenses...................................................................17

                  (a)      Expenses..............................................................................17

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

                  (b)      Termination of Agreement..............................................................17

         SECTION 5.        Conditions of Initial Purchasers' Obligations.........................................17

                  (a)      Opinion of Counsel for Company........................................................17

                  (b)      Opinion of Counsel for Initial Purchasers.............................................17

                  (c)      Officers' Certificates................................................................18

                  (d)      Accountants' Comfort Letters..........................................................18

                  (e)      Bring-down Comfort Letter.............................................................19

                  (f)      Additional Documents..................................................................19

                  (g)      Maintenance of Rating.................................................................19

                  (h)      Over-Allotment Option.................................................................19

                  (i)      Lock-Up Agreements....................................................................20

                  (j)      PORTAL................................................................................20

                  (k)      Termination of Agreement..............................................................20

         SECTION 6.        Subsequent Offers and Resales of the Securities.......................................21

                  (a)      Offer and Sale Procedures.............................................................21

                  (b)      Covenants of the Company..............................................................22

                  (c)      Qualified Institutional Buyer.........................................................22

         SECTION 7.        Delivery of Offering Memorandum.......................................................22

         SECTION 8.        Restricted Securities.................................................................23

         SECTION 9.        Consent to Electronic Delivery........................................................23

         SECTION 10.       Indemnification.......................................................................23

                  (a)      Indemnification of Initial Purchasers.................................................23

                  (b)      Indemnification of Company............................................................24

                  (c)      Actions against Parties; Notification.................................................24


         SECTION 11.       Contribution..........................................................................25

         SECTION 12.       Representations, Warranties and Agreements to Survive Delivery........................26

         SECTION 13.       Termination of Agreement..............................................................26

                  (a)      Termination; General..................................................................26

                  (b)      Liabilities...........................................................................27

         SECTION 14.       Notices...............................................................................27

         SECTION 15.       Parties. 27

         SECTION 16.       GOVERNING LAW AND TIME................................................................27

         SECTION 17.       Effect of Headings....................................................................27

         Schedule I.       List of Initial Purchasers..............................................................I-1

         Schedule II.      Signatories of the Lock-Up Agreement...................................................II-1

         Exhibit A.        Registration Rights Agreement...........................................................A-1

         Exhibit B-1       Opinion of Gibson, Dunn & Crutcher, LLP.................................................B-1

         Exhibit B-2       Opinion of Ann Caparros, Esq............................................................B-4

         Exhibit C         Form of Lock-Up Agreement...............................................................C-1

                                      iii

                        HORACE MANN EDUCATORS CORPORATION

                 $315,800,000 SENIOR CONVERTIBLE NOTES DUE 2032

                               PURCHASE AGREEMENT

                                                                    May 8, 2002

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
c/o Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
4 World Financial Center
New York, New York  10080


Ladies and Gentlemen:

                  Horace Mann Educators Corporation., a Delaware corporation (the "COMPANY"), upon the terms and conditions set forth herein confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH"), Banc of America Securities LLC and Credit Suisse First Boston Corporation (the "INITIAL PURCHASERS"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, of $315,800,000 aggregate principal at maturity of the Company's Senior Convertible Notes due 2032 (the "NOTES"), and with respect to the grant by the Company to the Initial Purchasers of the option described in Section 2(b) hereof to purchase all or any part of an additional $52,700,000 aggregate principal at maturity of Notes to cover over-allotments, if any. The aforesaid $315,800,000 aggregate principal amount at maturity of Notes (the "INITIAL SECURITIES") to be purchased by the Initial Purchasers and all or any part of the $52,700,000 aggregate principal amount at maturity of Notes subject to the option described in Section 2(b) hereof (the "OPTION SECURITIES") are hereinafter called, collectively, the "SECURITIES."

                  The Securities are to be issued pursuant to an indenture to be dated May 14, 2002 (the "INDENTURE") between the Company and JPMorgan Chase Bank, as trustee (the "TRUSTEE"), to be executed at the Closing Time (as defined below) between the Company and the Trustee. The Indenture will conform in all material respects to the respective statements relating thereto in the Offering Memorandum (as defined below) and will be substantially in the form last delivered to the Initial Purchasers prior to the date of this Purchase Agreement (the "AGREEMENT").

                  When used herein, "COMMON STOCK" means the common stock, par value $0.001 per share.

                  The holders of Securities will be entitled to the benefits of a registration rights agreement, in substantially the form attached hereto as Exhibit A with such changes as shall be agreed to by the parties hereto (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company will file a registration statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the resales of the Securities and the shares of Common Stock issuable upon conversion thereof, as referred to in the Registration Rights Agreement, under the Securities Act of 1933, as amended (the "1933 ACT").

                  The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("SUBSEQUENT PURCHASERS") at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchasers without being registered under the 1933 Act, in reliance upon exemptions from such registration requirements. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may resell or otherwise transfer such Securities only if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("RULE 144A") under the rules and regulations promulgated under the 1933 Act by the Commission).

                  The Company has prepared and delivered to each Initial Purchaser an electronic copy of a preliminary offering memorandum dated May 6, 2002 (the "PRELIMINARY OFFERING MEMORANDUM") and will have prepared and will deliver to each Initial Purchaser, on the date hereof or as soon as practicable prior to the Closing, copies of a final offering memorandum (the "FINAL OFFERING MEMORANDUM"), each for use by the Initial Purchasers in connection with their solicitation of purchasers of, or offering of, the Securities. "OFFERING MEMORANDUM" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to such document), including the annexes and exhibits thereto and any documents incorporated therein by reference (such documents shall be considered to be delivered to the Initial Purchasers to the extent that such documents are available on the Commission's website), which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

                  Simultaneously with the execution hereof, the Company has received the opinion, dated as of the date hereof, of Gibson, Dunn & Crutcher, LLP, counsel for the Company, relating to certain tax law matters.

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "disclosed," "described" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to include all such financial statements and schedules and other information that are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to include the filing of any document under the

Securities Exchange Act of 1934 (the "1934 ACT") which is incorporated by reference in the Offering Memorandum.

                  This Agreement, the Indenture, the Securities and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "TRANSACTION DOCUMENTS."

                  SECTION 1.        Representations and Warranties.
                                    ------------------------------

         (a)      Representations and Warranties by the Company:
                   ---------------------------------------------

                  (i)      Offering Memorandum.
                           -------------------

                  The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum.

                  (ii)     Incorporated Documents.
                           ----------------------

                  The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Forms 10-Q filed with the Commission since the filing of the end of the fiscal year to which the most recent Annual Report relates, if any. The documents incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed, or, if amended, as so amended, with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 ACT REGULATIONS"), and, when read together with the other information in the Offering Memorandum, at the time the Offering Memorandum was issued and at the Closing Time, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii)    Independent Accountants.
                           -----------------------

                  The accountants who certified the financial statements and supporting schedules included or referenced in the Offering Memorandum are independent public accountants with respect to the Company within the meaning of Regulation S-X under the 1933 Act.

                  (iv)     Financial Statements.
                           --------------------

                  The financial statements, together with the related schedules and notes, if any, included or incorporated by reference in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, stockholder's equity and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Memorandum, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the schedules included in the Offering Memorandum, if any, present fairly the information required to be stated therein.

                  (v)      No Material Adverse Change.
                           --------------------------

                  Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has not been any increase in the long-term debt of, or guaranteed by, the Company and its subsidiaries considered as one enterprise, and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi)     Good Standing of the Company.
                           ----------------------------

                  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate or other) to own its properties and conduct its business as described in the Prospectus and to own, lease and operate its properties; all of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

                  (vii)    Good Standing of the Company's Subsidiaries.
                           -------------------------------------------

                  Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum and to own, lease and operate its properties; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is held legally and beneficially by the Company directly or through wholly-owned subsidiaries, free from liens, encumbrances and defects, except as set forth in the Offering Memorandum. The Company has no subsidiaries other than Horace Mann Insurance Company, Teachers Insurance Company, Horace Mann Life Insurance Company, Horace Mann Property & Casualty Insurance Company, Horace Mann Lloyds, Allegiance Life Insurance Company, Educators Life Insurance Company of America, Horace Mann Educator Benefits Consulting Corporation, Horace Mann General Agency, Horace Mann Investors, Inc., Horace Mann Service Corporation, AIC Acquisition Corp., Horace Mann Lloyds Management Corporation, Senior Marketing Insurance Service Corporation, Insuror Management Company and Well-Care Inc.

                  (viii)   Authorization of this Agreement.
                           -------------------------------

                  This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix)     Authorization of the Securities.
                           -------------------------------

                  The Securities have been duly authorized by the Company and at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (x)      Description of the Securities, the Indenture and the
                           ----------------------------------------------------
                           Registration Rights Agreement.
                           -----------------------------

                  As of the Closing Time, the Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms last delivered to the Initial Purchasers prior to the date of this Agreement.

                  (xi)     Authorization and Description of Common Stock.
                           ---------------------------------------------

                  The Common Stock conforms in all material respects to all statements relating thereto contained in the Offering Memorandum. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any security holder of the Company.

                  (xii)    Authorization of Indenture.
                           --------------------------

                  The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  (xiii)   Authorization of Registration Rights Agreement.
                           ----------------------------------------------

                  The Registration Rights Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally, except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as rights to indemnification, contribution or exculpation thereunder may not be enforceable.

                  (xiv)    Absence of Defaults and Conflicts.
                           ---------------------------------

                  None of the Company or any of its subsidiaries as of the date of this Agreement is in violation of its charter or by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such defaults that would not result in a Material Adverse Effect. None of the execution, delivery or performance of any of the Transaction Documents, or the consummation of the transactions contemplated thereby will result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, except as could not reasonably be expected to have a Material Adverse Effect or materially adversely affect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby, (b) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except as could not reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company and its subsidiaries to consummate the transactions contemplated hereby, or (c) the charter, by-laws or similar organizational document of the Company or any such subsidiary.

                  (xv)     No Consent Required.
                           -------------------

                  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws and except where the failure to obtain any such consent, approval, authorization or order, or to make any such filing, would not be reasonably expected to have a Material Adverse Effect.

                  (xvi)    Title to Property; Leases.
                           -------------------------

                  Except as disclosed in the Offering Memorandum, the Company and its subsidiaries have good and marketable title to all real properties and good and valid title to all other properties and assets owned by them, in each case free from liens, encumbrances and defects except such that do not materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Memorandum, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (xvii)   Possession of Licenses and Permits.
                           ----------------------------------

                  The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to own, lease, license and operate its respective properties and to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (xviii)  Absence of Labor Disputes.
                           -------------------------

                  No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might be reasonably expected to have a Material Adverse Effect.

                  (xix)    Possession of Intellectual Property.
                           -----------------------------------

                  The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own or possess or otherwise be able to acquire such intellectual property rights could not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                 (xx)     Environmental Laws.
                          ------------------

                  Except as disclosed in the Offering Memorandum, neither the Company nor any of its subsidiaries is in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (xxi)    Absence of Proceedings.
                           ----------------------

                  Except as disclosed in the Offering Memorandum, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings are, to the Company's knowledge, threatened; there are no statutes, regulations, contracts or other documents that are required to be described in the Offering Memorandum that are not so described as required.

                  (xxii)   Internal Controls.
                           -----------------

                  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
         (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxiii)   Compliance with Insurance Laws and Regulations.
                            ----------------------------------------------

                  Each of the Company's subsidiaries is in compliance with the requirements of the insurance laws and regulations of its jurisdictions of incorporation and the insurance laws and regulations of the jurisdictions which are applicable to each such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, except where the failure to so comply or file would not have, individually or in the aggregate with other such failures, a Material Adverse Effect.

                  (xxiv)    No Material Changes in Insurance Reserving
                            -------------------------------------------
                            Practices.
                            ----------

                  Except as disclosed in the Offering Memorandum, the Company and its subsidiaries have made no material changes in their insurance reserving practices since the most recent audited financial statements included or incorporated in the Offering Memorandum.

                  (xxv)     Validity of Reinsurance Treaties.
                            --------------------------------

                  All reinsurance treaties and arrangements to which any subsidiary is a party are in full force and effect and no subsidiary is in violation of or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein; no subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the best knowledge of the Company, the Company and the subsidiaries have no reason to believe that any of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement; except, in each of the above cases, (i) to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Offering Memorandum and (ii) for such violations or defaults that would not result in a Material Adverse Effect.

                  (xxvi)    Statutory Statements.
                            --------------------

                  The statutory annual and quarterly statements of the Company's subsidiaries required to file such statutory statements and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in each jurisdiction, have been prepared in all material respects in conformity with required or permitted or prescribed statutory accounting principles or practices applied on a consistent basis, except as may otherwise be indicated in the notes thereto, and present fairly the financial position of such subsidiaries (on a statutory basis) for the period covered thereby.

                  (xxvii)  Broker-Dealer and Investment Advisor Subsidiaries.
                           --------------------------------------------------

                  Each of the Company's subsidiaries which is engaged in the business of acting as a broker-dealer, or an investment advisor (the "Broker-Dealer Subsidiaries" and "Investment Advisor Subsidiaries", respectively) is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction (including the United States) where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each Broker-Dealer Subsidiary or Investment Advisor Subsidiary has all other necessary approvals of and from all applicable regulatory authorities to conduct their respective businesses, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect. None of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably be expected that (x) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional approvals or otherwise limit engaging in certain business and (y) the failure to have such approvals or limiting business would have a Material Adverse Effect; and each Broker-Dealer Subsidiary or Investment Advisor Subsidiary is in compliance with the requirements of the applicable broker-dealer and investment advisor laws and regulations of each jurisdiction which is applicable to such subsidiary, and has filed all notices required to be filed thereunder, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect.

                  (xxviii) Separate Accounts.
                           -----------------

                  Each of the separate accounts of the Company's subsidiaries that are insurance companies that is required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 ACT"), is so registered. All forms, reports, statements and other documents required by law to be filed with the Commission by or on behalf of each of the separate accounts of such subsidiaries, including, without limitation, all registration statements and all amendments and supplements to all such registration statements, in connection with sales of variable life insurance policies and variable annuity contracts, have been so filed by or on behalf of such separate accounts except where failure to file would not have a Material Adverse Effect; and all such forms, reports, statements and other documents, including, without limitation, those to be filed after the date hereof, did not at the time they were filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), or will not at the time they are filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (xxix)   Ratings.
                           -------

                  The various ratings assigned to the Company's subsidiaries as of May 8, 2002 have not been lowered or threatened to be lowered by A.M. Best Company, Inc. ("A.M. BEST"), Fitch, Inc. ("FITCH"), Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"), as applicable, nor, to the Company's knowledge, have such ratings been placed under surveillance or review by A.M. Best, S&P, Fitch, or Moody's, as applicable, except that the Initial Purchasers acknowledge that the Company has been informed that A.M. Best intends to lower the ratings of the Company's property and casualty subsidiaries to A on or around May 9, 2002.

                  (xxx)    Investment Company Act.
                           ----------------------

                  The Company is not and, after giving effect to the issuance of the Securities, to the other transactions contemplated in the Offering Memorandum and to the application of the net proceeds therefrom as described in the Offering Memorandum, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the 1940 Act.

                  (xxxi)   Similar Offerings.
                           -----------------

                  Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "AFFILIATE"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require any of the Securities to be registered under the 1933 Act.

                  (xxxii)  Rule 144A Eligibility.
                           ---------------------

                  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                  (xxxiii) No General Solicitation.
                           -----------------------

                  None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                  (xxxiv)  No Registration Required.
                           ------------------------

                  Subject to compliance by the Initial Purchasers with the procedures set forth in Section 6 hereof and assuming the accuracy of the representations and warranties and compliance with the covenants and agreements of the Initial Purchasers herein, and except as set forth in the Registration Rights Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register any of the Securities under the 1933 Act.

                  (xxxv)   Reporting Company.
                           -----------------

                  The Company's Common Stock is registered under Section 12(g) of the 1934 Act; accordingly, the Company is subject to the reporting requirements of Section 13 of the 1934 Act.

                  (xxxvi)  ERISA.
                           -----

                  Each of the Company and its subsidiaries has fulfilled their respective obligations, if any, under the minimum funding standards of
         Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company or any of its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, other than such non-fulfillment or non-compliance that would not reasonably be expected to result in a Material Adverse Effect. The Company and its respective subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA, except for such liability as would not be reasonably expected to result in a Material Adverse Effect.

                  (xxxvii) No Registration Rights.
                           ----------------------

                  Except as described in the Offering Memorandum, there are no holders of securities (debt or equity) of the Company, or holders of rights (including without limitation preemptive rights) with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxxviii) No Brokerage Commission; Finder's Fee.
                            -------------------------------------

                  Except as disclosed in the Offering Memorandum, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (b) Officers' Certificates.
                  ----------------------

                  Any certificate signed by an officer of the Company, delivered to the Initial Purchasers or to counsel for the Initial Purchasers in connection with the closing of the offering of the Securities, shall to the extent stated therein be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

                SECTION 2. Sale and Delivery to the Initial Purchasers; Closing.
                           ----------------------------------------------------

        (a) Initial Securities.
            ------------------

                On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agree to issue and sell to the Initial Purchasers and the Initial Purchasers agrees to purchase from the Company $315,800,000 aggregate principal amount at maturity of the Initial Securities, at the price of $475.00 per $1,000 principal amount at maturity.

        (b) Option Securities.
            -----------------

                In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers to purchase up to an additional $52,700,000 aggregate principal amount at maturity of Securities at the same price per Security set forth in Section 2(a) above for the Initial Securities from the Closing Date to the Date of Delivery (as defined below). The option hereby granted will expire thirty days after the date of the Final Offering Memorandum and may be exercised in whole or in part from time to time within such thirty day period only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Initial Purchasers to the Company setting forth the number of Option Securities as to which the Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "DATE OF DELIVERY") shall be determined by the Initial Purchasers, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Initial Purchasers and the Company. If the option is exercised as to all or any portion of the Option Securities, the Initial Purchasers will purchase that number of Option Securities.

        (c) Delivery; Payment.
            -----------------

                Payment of the purchase price for, and delivery of the global certificates for, the Initial Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 W. 55th Street, New York, New York 10019, or at such other place as shall be agreed upon by the Company and the Initial Purchasers, at 9:00 a.m., on the fourth business day after the date hereof, or such other time not later than the fifth business day after such date as shall be agreed upon by the Company and the Initial Purchasers (such time and date of payment and delivery being herein called the "CLOSING TIME" and the date upon which the Closing Time occurs is herein called the "CLOSING DATE"). In addition, in the event that the Initial Purchasers have exercised their option to purchase all or any of the Option Securities, payment of the purchase price for, and delivery of one or more global certificates for such Option Securities, shall be made at the above-mentioned offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., or at such other place as shall be agreed upon by the Company and the Initial Purchasers on the relevant Date of Delivery as specified in the notice from the Initial Purchasers to the Company.

                  On the Closing Date (or Date of Delivery, in the case of the Option Securities), payment shall be made to the Company by wire transfer of immediately available funds to its respective bank account designated by the Company, against delivery to the Initial Purchasers for the respective accounts of each Initial Purchaser of the Securities (or Option Securities, if applicable) to be purchased by it.

         (d)      Denominations; Registration.
                  ---------------------------

                  Certificates for the Securities shall be in global form. The global certificates representing the Securities shall be made available for examination by the Initial Purchasers in the City of New York not later than 10:00 a.m. on the last business day prior to the Closing Time.

                  SECTION 3.        Covenants of the Company.
                                    ------------------------

                  The Company covenants with the Initial Purchasers as follows:

         (a)      Offering Memorandum.
                  -------------------

                  The Company, as promptly as reasonably possible, shall furnish to the Initial Purchasers, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein (not including exhibits) as the Initial Purchasers may reasonably request.

         (b)      Notice and Effect of Material Events.
                  ------------------------------------

                  The Company will immediately notify the Initial Purchasers, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body or tax authority in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries, that requires any amendment or supplement to the Offering Memorandum so that it (i) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (ii) will comply with applicable law. In such event set forth in (x) above or if during such time set forth in (y) above any event shall occur as a result of which it is necessary, in the opinion of the Company and its counsel or the Initial Purchasers and counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to the Initial Purchasers an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date of such amended or supplemental Offering Memorandum not misleading.


         (c)      Amendment to Offering Memorandum and Supplements.
                  ------------------------------------------------

                  The Company will advise the Initial Purchasers promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which will not unreasonably be withheld or delayed. Neither the consent of the Initial Purchasers, nor the delivery of any such amendment or supplement by the Initial Purchasers, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

         (d)      Qualification of Securities for Offer and Sale.
                  ----------------------------------------------

                  The Company will use its reasonable efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Initial Purchasers may designate and will maintain such qualifications in effect as long as required for the sale of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or take any action that would subject itself to general service of process in suits or to taxation in any jurisdiction in which it is not otherwise so subject.

         (e)      Rating of Securities.
                  --------------------

                  The Company shall take reasonable action to enable S&P and Moody's to provide their respective credit ratings of the Securities issued by the Company.

         (f)      The Depository Trust Company.
                  ----------------------------

                  The Company will cooperate with the Initial Purchasers and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

         (g)      PORTAL Designation.
                  ------------------

                  The Company will use its reasonable efforts under the circumstances to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

         (h)      Listing of Common Stock.
                  -----------------------

                  The Company will use commercially reasonable efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be quoted on the New York Stock Exchange or listed on a "national securities exchange" registered under Section 6 of the 1934 Act.

         (i)      Reporting Requirements.
                  ----------------------

                  The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 7 hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (j)      Reservation of Common Stock.
                  ---------------------------

                  The Company will reserve and keep available at all times, free of preemptive or other similar rights, a sufficient number of authorized and unissued shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue the Common Stock issuable upon conversion of the Notes.

         (k)      Restriction on Sale of Common Stock.
                  -----------------------------------

                  During the period commencing on the Closing Date and ending 90 days from the date thereof the Final Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of any Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock or file any registration statement under the 1933 Act with respect to any primary offerings of the Common Stock for cash or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or the Common Stock to be delivered upon conversion thereof, (B) any Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Offering Memorandum, (C) any Common Stock issued including upon option exercises or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Offering Memorandum, and (D) any Common Stock sold by the Company to pay taxes applicable to the exercise of options in accordance with the Company's stock option arrangements. Nothing in this Agreement shall prohibit the Company from purchasing the shares of Common Stock of a terminated employee in accordance with an employment or similar contract.

                  SECTION 4.      Payment of Expenses.
                                  -------------------

         (a)      Expenses.
                  --------

                  The Company will pay all reasonable expenses incident to the performance of the Company's obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the reproduction and delivery to the Initial Purchasers of this Agreement and of any such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the fees and disbursements of counsel, accountants and other advisors for the Company, (iv) any necessary qualification of the Securities under securities laws in accordance with the provisions of Section 3 hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of any Blue Sky Survey and any supplement thereto and (v) any fees payable in connection with the rating of the Securities.

         (b)      Termination of Agreement.
                  ------------------------

                  If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 5 or Section 13(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

                  SECTION 5.      Conditions of Initial Purchasers' Obligations.
                                  ---------------------------------------------

                  The obligations of the Initial Purchasers hereunder are subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof which are deemed represented pursuant to Section 1(b), to the performance by the Company of their covenants and other obligations hereunder and to the following further conditions:

         (a)      Opinion of Counsel for Company.
                  ------------------------------

                  At the Closing Time, the Initial Purchasers shall have received (i) the opinion, dated as of the Closing Time, of Gibson, Dunn & Crutcher, LLP, counsel for the Company, substantially to the effect set forth in Exhibit B-1 hereto and (ii) the opinion, dated as of the Closing Time, of Ann Caparros, Esq., general counsel of the Company, substantially to the effect set forth in Exhibit B-2 hereto.

         (b)      Opinion of Counsel for Initial Purchasers.
                  -----------------------------------------

                  At the Closing Time, the Initial Purchasers shall have received the opinion, dated as of the Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel for the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

        (c)      Officers' Certificates.
                 ----------------------

                  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received certificates of the Company executed on its behalf by the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any subsidiary that would be required to be set forth in the Offering Memorandum other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company before or by any government, governmental instrumentality or court, domestic or foreign, that could reasonably be expected to result in any Material Adverse Effect, (iii) no event of default shall exist under any contract, indenture, mortgage, loan agreement, note, lease rights plan or other agreement or instrument to which the Company or any subsidiary is a party or to which the Company or any subsidiary is subject, that would result in a Material Adverse Effect, (iv) except for representations and warranties that speak of a particular date (which representations need be true and correct in all material respects, or, if qualified by materiality, in all respects, as of such date) the representations and warranties in Section 1 hereof are true and correct in all material respects, or, if qualified by materiality, in all respects, with the same force and effect as though expressly made at and as of the Closing Time,
(v) the Company has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Time and (vi) the Offering Memorandum, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (d)      Accountants' Comfort Letters.
                 ----------------------------

                  At the time of the execution of this Agreement, the Initial Purchasers shall have received a letter, dated as of such date from KPMG LLP with respect to the financial information included or incorporated by reference in the Offering Memorandum pertaining to the Company, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" in transactions similar to the Offering with respect to the financial statements and certain financial information contained in the Offering Memorandum.

         (e)      Bring-down Comfort Letter.
                  -------------------------

                  At the Closing Time, the Initial Purchasers shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statement made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (f)      Additional Documents.
                  --------------------

                  At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated or on the other transactions contemplated in the Offering Memorandum, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated in the Offering Memorandum shall be reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

         (g)      Maintenance of Rating.
                  ---------------------

                  At Closing Time, the Securities shall be rated at least Baa2 by Moody's Investors Service Inc. and BBB+ by S&P and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other securities.

         (h)      Over-Allotment Option.
                  ---------------------

                  In the event that the Initial Purchasers exercise their option to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its subsidiaries hereunder shall be true and correct as of the Date of Delivery, and, at the relevant Date of Delivery, the Initial Purchasers shall have received:

                  (i) A certificate, dated such Date of Delivery, of an officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to
                           Section 5(c) hereof remains true and correct as of such Date of Delivery.

                  (ii) The opinion of Gibson, Dunn & Crutcher, LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion delivered pursuant to Section 5(a)(i) hereof.

                  (iii) The opinion of Ann Caparros, Esq., general counsel of the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion delivered pursuant to Section 5(a)(ii) hereof.

                  (iv) The opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion delivered pursuant to Section 5(c) hereof.

                  (v) A letter from KPMG LLP in form and substance satisfactory to the Initial Purchasers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(d) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

                  (vi) Since the time of execution of this Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating, if any, assigned to the Securities or any of the Company's other securities by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other securities.

         (i)      Lock-Up Agreements.
                  ------------------

                  On the Closing Date, the Initial Purchasers shall have received lock-up agreements substantially in the form attached hereto as Exhibit C signed by the Company's executive officers and directors listed on Schedule II hereto.

         (j)      PORTAL.
                  ------

                  At the Closing Time, the Securities shall have been designated for trading on PORTAL.

         (k)      Termination of Agreement.
                  ------------------------

                  If any condition specified in this Section shall not have been fulfilled in any material respect when and as required to be fulfilled, this Agreement (or, with respect to the Initial Purchaser's exercise of any over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Initial Purchasers to purchase the Option Securities on such Date of Delivery) may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1 (subject to Section 12), 10, 11 and 12 shall survive any such termination and remain in full force and effect.

                  SECTION 6.    Subsequent Offers and Resales of the Securities.
                                -----------------------------------------------

         (a)      Offer and Sale Procedures.
                  -------------------------

                  The Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

                  (i)   Offers and Sales only to Qualified Institutional Buyers.
                        -------------------------------------------------------

                  Offers and sales of the Securities shall only be made to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("QUALIFIED INSTITUTIONAL BUYERS").

                  (ii)     No General Solicitation.
                           -----------------------

                  No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Securities.

                  (iii)    Purchases by Non-Bank Fiduciaries.
                           ---------------------------------

                  In the case of a non-bank Subsequent Purchaser of Securities acting as a fiduciary for one or more third parties, each third party shall, in the reasonable belief of the Initial Purchasers, be a Qualified Institutional Buyer to whom the notice required in subsection
         (iv) has been given.

                  (iv)     Subsequent Purchaser Notification.
                           ---------------------------------

                  The Initial Purchasers will take reasonable steps to inform, and cause each of their United States affiliates to take reasonable steps to inform persons acquiring Securities from the Initial Purchasers or Securities from an affiliate of the Initial Purchasers that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and
         (C) may not be offered, sold or otherwise transferred except (1) to the Company or (2) in accordance with Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (3) pursuant to another available exemption from registration under the 1933 Act.

                  (v)      Restrictions on Transfer.
                           ------------------------

                  The transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Transfer Restrictions", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers.

         (b)      Covenants of the Company.
                  ------------------------

         The Company covenants with the Initial Purchasers as follows:

                  (i)      Integration.

                  The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or any Affiliate thereof of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render inapplicable (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

                  (ii)     Rule 144A Information.
                           ---------------------

                  The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

                  (iii)    Restriction on Resales.
                           ----------------------

                  Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its respective Affiliates not to, resell any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

         (c)      Qualified Institutional Buyer.
                  -----------------------------

                  Each Initial Purchaser represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act.

                  SECTION 7.        Delivery of Offering Memorandum.
                                    -------------------------------

                  The Initial Purchasers will deliver to each purchaser of the Securities from the Initial Purchasers, in connection with their original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

                  SECTION 8.        Restricted Securities.
                                    ---------------------

                  The Initial Purchasers understand that the Securities have not been and, except as required pursuant to the Registration Rights Agreement, will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the 1933 Act.

                  SECTION 9.        Consent to Electronic Delivery.
                                    ------------------------------

                  The Company hereby consents to the electronic delivery of the Preliminary Offering Memorandum by the Initial Purchasers to Subsequent Purchasers who themselves consent to electronic delivery of the Preliminary Offering Memorandum.

                  SECTION 10.       Indemnification.
                                    ---------------

       (a)      Indemnification of Initial Purchasers.
                -------------------------------------

                  The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls each Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any untrue statement or omission described in subparagraph (i) above, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Initial Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any untrue statement or omission described in subparagraph (i) above, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto).

        (b)      Indemnification of Company.
                 ---------------------------

                  The Initial Purchasers agree to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto).

        (c)      Actions against Parties; Notification.
                 --------------------------------------
                  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Initial Purchasers, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action, or separate but similar or related actions, in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  SECTION 11. Contribution.
                              ------------

                  If the indemnification to which an indemnified party is entitled under Section 10 hereof is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total initial purchasers' discount received by the Initial Purchasers.

                  The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact, relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section, the Initial Purchasers shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by them hereunder exceeds the amount of any damages which they have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section, each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

                  SECTION 12. Representations, Warranties and Agreements to
                              ---------------------------------------------
                              Survive Delivery.
                              -----------------

                  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers; provided that, a representation or warranty shall survive delivery of the Securities to the Initial Purchasers only to the extent that any such representation or warranty related directly to or involves the same subject matter as a claim being made against the Initial Purchasers by a third party for which the Initial Purchasers are entitled to indemnification or contribution under Sections 10 or 11 hereof.

                  SECTION 13. Termination of Agreement.
                              ------------------------

          (a) Termination; General.
              --------------------

                  The Initial Purchasers may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchasers, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities.
              -----------

                  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided that Sections 1 (subject to Section
12), 10, 11 and 12 shall survive such termination and remain in full force and effect.

                  SECTION 14. Notices.
                              -------

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch & Co. at 4 World Financial Center, 250 Vesey Street, New York, New York 10080, attention of Jeff Consolino, telephone: (212) 449-8333, fax: (212) 449-6739; notices to the Company shall be directed to Horace Mann Educators Corp. at One Horace Mann Plaza, Springfield, Illinois 62715, attention of General Counsel, telephone: (217) 788-5757, fax: (217) 788-5776 with a copy to Gibson, Dunn & Crutcher, LLP, at 200 Park Avenue, New York, NY 10166-0193, attention of Conor D. Reilly, telephone: (212) 351-3850, fax: (212) 351-4035.

                  SECTION 15. Parties.
                              -------

                  This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason of such purchase.

                  SECTION 16. GOVERNING LAW AND TIME.
                              ----------------------

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 17. Effect of Headings.
                              ------------------

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers and the Company in accordance with its terms.

                                            Very truly yours,

                                            HORACE MANN EDUCATORS CORPORATION


                                         By  /s/ Bret A. Conklin
                                             ________________________________
                                             Name: Bret A. Conklin
                                             Title: Senior Vice President and
                                                    Controller

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON CORPORATION

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED

By:  /s/ Joseph E. (Jeff) Consolino
     ________________________________
     Name: Joseph E. (Jeff) Consolino
     Title: Director

                                                                     SCHEDULE I



                                                                                       Principal Amount at
                         Name of Initial Purchaser                                  Maturity of Initial Notes
                         -------------------------                                  -------------------------
Merrill, Lynch, Pierce, Fenner & Smith
         Incorporated..................................................              $       157,900,000
Banc of America Securities LLC.........................................              $       126,320,000
Credit Suisse First Boston Corporation.................................              $        31,580,000



                                                                  SCHEDULE II


                      Signatories of the Lock-Up Agreement


William W. Abbott
Mary H. Futrell
Donald E. Kiernan
Louis G. Lower II
Joseph J. Melone
Jeffrey L. Morby
Shaun F. O'Malley
Charles A. Parker
William J. Schoen
Peter H. Heckman
Daniel M. Jensen
Douglas W. Reynolds
George J. Zock
Bret A. Conklin
Ann M. Caparros
J. Michael Henderson

                                                                      EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT



                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May 14, 2002 by and among Horace Mann Educators Corporation, a Delaware corporation (the "Company") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), and each of the other Initial Purchasers named in Schedule I to the Purchase Agreement (as defined below) (the "Initial Purchasers"), for whom Merrill Lynch, Banc of America Securities LLC and Credit Suisse First Boston Corporation are acting as representatives (in such capacity, the "Representatives"), pursuant to the Purchase Agreement, dated May 8, 2002 (the "Purchase Agreement"), among the Company and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

                  The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the beneficial owners (including the Initial Purchasers) from time to time of the Notes (as defined herein), and the beneficial owners from time to time of the Underlying Common Stock (as defined herein) issued upon conversion of Notes (each of the foregoing a "Holder" and together the "Holders"), as follows:

                  SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" with respect to any specified person, has the meaning specified in Rule 144.

                  "Applicable Conversion Price" means, as of any date of determination, the Applicable Principal Amount per $1,000 principal amount at maturity of Notes as of such date of determination divided by the Conversion Rate in effect as of such date of determination or, if no Notes are then outstanding, the Conversion Rate that would be in effect were Notes then outstanding.



                  "Applicable Principal Amount" means, as of any date of determination, (1) with respect to each $1,000 principal amount at maturity of Notes, the sum of the initial issue price of such Notes ($475.00) plus accrued original issue discount and any accrued cash interest with respect to such Notes through such date of determination, (2) if the Notes have been converted to Semi-Annual Coupon Notes upon a Tax Event, the Restated Principal Amount with respect to the Notes, or (3) if no Notes are then outstanding, such sum calculated as if such Notes were then outstanding.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Common Stock" means any shares of the common stock, $0.001 par value, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, including the Underlying Common Stock.

                  "Conversion Rate" has the meaning assigned to such term in the Indenture.

                  "Damages Accrual Period" has the meaning specified in Section 2(e) hereof.

                  "Damages Payment Date" means each May 14 and November 14.

                  "Deferral Notice" has the meaning specified in Section 3(i) hereof.

                  "Deferral Period" has the meaning specified in Section 3(i) hereof.

                  "Effectiveness Deadline Date" has the meaning specified in
Section 2(a) hereof.

                  "Effectiveness Period" means the period of two years from the Issue Date or such shorter period ending on the date that all Registrable Securities have ceased to be Registrable Securities.

                  "Event" has the meaning specified in Section 2(e) hereof.

                  "Event Date" has the meaning specified in Section 2(e) hereof.

                  "Event Termination Date" has the meaning specified in Section 2(e) hereof.

                   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Filing Deadline Date" has the meaning specified in Section 2(a) hereof.

                   "Holder" has the meaning specified in the second paragraph of this Agreement.

                  "Indenture" means the Indenture dated as of the date hereof between the Company and JPMorgan Chase Bank, as trustee, pursuant to which the Notes are being issued.

                  "Initial Purchasers" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Credit Suisse First Boston Corporation.

                  "Initial Shelf Registration Statement" has the meaning specified in Section 2(a) hereof.

                  "Issue Date" means May 14, 2002.

                  "Liquidated Damages Amount" has the meaning specified in
Section 2(e) hereof.

                  "Losses" has the meaning specified in Section 6 hereof.

                  "Material Event" has the meaning specified in Section 3(i) hereof.

                  "Notes" means the Senior Convertible Notes due 2032 of the Company to be purchased pursuant to the Purchase Agreement.

                  "Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Selling Security Holder Notice and Questionnaire attached as Annex A to the Offering Memorandum of the Company dated May 8, 2002 relating to the Notes.

                  "Notice Holder" means on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

                  "Purchase Agreement" has the meaning specified in the first paragraph of this Agreement.

                  "Record Holder" means with respect to any Damages Payment Date relating to any Note or shares of Underlying Common Stock as to which any Liquidated Damages Amount has accrued, the registered Holder of such Note or such shares of Underlying Common Stock, as the case may be, on the 15th day immediately prior to the next succeeding Damages Payment Date.

                  "Registrable Securities" means the Notes and the Underlying Common Stock until such securities have been converted or exchanged and, at all times subsequent to any such conversion or exchange, any securities into or for which such securities have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split, merger or similar event until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of the Company, or (iii) its sale to the public pursuant to Rule 144.

                  "Registration Expenses" has the meaning specified in Section 5 hereof.

                  "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

                  "Restated Principal Amount" has the meaning assigned to such term in the Indenture.

                  "Restricted Securities" has the meaning assigned to such term in Rule 144.

                  "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

                  "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

                  "Semi-Annual Coupon Notes" has the meaning assigned to such term in the Indenture.

                  "Shelf Registration Statement" has the meaning specified in
Section 2(a) hereof.

                  "Subsequent Shelf Registration Statement" has the meaning specified in Section 2(b) hereof.

                  "Tax Event" has the meaning assigned to such term in the Indenture.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Trustee" means JPMorgan Chase Bank (or any successor entity), the Trustee under the Indenture.

                  "Underlying Common Stock" means the Common Stock into which the Notes are convertible or issued upon any such conversion.

                  SECTION 2. Shelf Registration.

                  (a) The Company shall prepare and file or cause to be prepared and filed with the SEC no later than a date which is one-hundred and twenty
(120) days after the Issue Date (the "Filing Deadline Date") a Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration Statement") registering the resale from time to time by Holders of all of the Registrable Securities (the "Initial Shelf Registration Statement"). The Initial Shelf Registration Statement shall be on an appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution reasonably elected by the Holders and set forth in the Initial Shelf Registration Statement; provided, that in no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company (such consent to be withheld or granted in the Company's sole and absolute discretion). The Company shall use reasonable efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act no later than the date (the "Effectiveness Deadline Date") that is one-hundred and eighty (180) days after the Issue Date, and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder that became a Notice Holder on or prior to the date 10 Business Days prior to the time that the Initial Shelf Registration Statement became effective shall be named as a selling security holder in the Initial Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (other than laws not generally applicable to all such Holders). Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration Statement unless such Holder has provided a Notice and Questionnaire in accordance with Section 2(d) and is in compliance with
Section 4. None of the Company's security holders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration Statement.

                  (b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use reasonable efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is reasonably practicable after such filing or, if filed during a Deferral Period, after the expiration of such Deferral Period, and to keep such Registration Statement (or subsequent Shelf Registration Statement) continuously effective until the end of the Effectiveness Period.

                  (c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act or, to the extent to which the Company does not reasonably object, as reasonably requested by the Initial Purchasers or by the Trustee on behalf of the registered Holders.

                  (d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this
Section 2(d) and Sections 3(i) and 4 of the Agreement. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as is reasonably practicable after the date a Notice and Questionnaire is delivered, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (other than laws not generally applicable to all Holders of Registrable Securities wishing to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus) and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is reasonably practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(i), provided, further, that if under applicable law the Company has more than one option as to the type or manner of making any such filing, it will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling security holder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of
Section 2(d) of this Agreement (whether or not such Holder was a Notice Holder at the time the Registration Statement was initially declared effective) shall be named as a selling security holder in the Registration Statement or related Prospectus subject to and in accordance with the requirements of this Section 2(d).

                  (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration Statement has not been filed on or prior to the Filing Deadline Date, (ii) the Initial Shelf Registration Statement has not been declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, or (iii) the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3(i) hereof (each of the events of a type described in any of the foregoing clauses (i) through (iii) are individually referred to herein as an "Event," and the Filing Deadline Date in the case of clause (i), the Effectiveness Deadline Date in the case of clause (ii), and the date on which the aggregate duration of Deferral Periods in any period exceeds the number of days permitted by Section 3(i) hereof in the case of clause (iii), being referred to herein as an "Event Date"). Events shall be deemed to continue until the "Event Termination Date," which shall be the following dates with respect to the respective types of Events: the date the Initial Shelf Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration Statement is declared effective under the Securities Act in the case of an Event of the type described in clause (ii), termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3(i) to be exceeded in the case of the commencement of an Event of the type described in clause (iii).

                  Accordingly, commencing on (and including) any Event Date and ending on (but excluding) the next date after an Event Termination Date (a "Damages Accrual Period"), the Company agrees to pay, as liquidated damages and not as a penalty, an amount (the "Liquidated Damages Amount"), payable on the Damages Payment Dates to Record Holders of then outstanding Notes that are Registrable Securities or of then outstanding shares of Underlying Common Stock issued upon conversion of Notes that are Registrable Securities, as the case may be, accruing, for each portion of such Damages Accrual Period beginning on and including a Damages Payment Date (or, in respect of the first time that the Liquidation Damages Amount is to be paid to Holders on a Damages Payment Date as a result of the occurrence of any particular Event, from the Event Date) and ending on but excluding the first to occur of (A) the date of the end of the Damages Accrual Period or (B) the next Damages Payment Date, at a rate per annum equal to one-quarter of one percent (0.25%) for the first 90-day period from the Event Date, and thereafter at a rate per annum equal to one-half of one percent (0.5%) of the aggregate Applicable Principal Amount of such Notes or the aggregate Applicable Conversion Price of the shares of Underlying Common Stock, as the case may be, in each case determined as of the Business Day immediately preceding the next Damages Payment Date; provided, that any Liquidated Damages Amount accrued with respect to any Note or portion thereof called for redemption on a redemption date or converted into Underlying Common Stock on a conversion date or to Semi-Annual Coupon Notes prior to the Damages Payment Date, shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Notwithstanding the foregoing, no Liquidated Damages Amounts shall accrue as to any Registrable Security from and after the earlier of (x) the date such security is no longer a Registrable Security and (y) expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages Amount with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events. Following the cure of all Events requiring the payment by the Company of Liquidated Damages Amounts to the Holders of Registrable Securities pursuant to this Section, the accrual of Liquidated Damages Amounts will cease (without in any way limiting the effect of any subsequent Event requiring the payment of the Liquidated Damages Amount by the Company).

                  The Trustee, subject to the applicable provisions of the Indenture, shall be entitled, for the benefit of Holders of Notes, Underlying Common Stock or Semi-Annual Coupon Notes, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Liquidated Damages Amount. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

                  All of the Company's obligations set forth in this Section 2(e) that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of this Agreement pursuant to Section 8(k)).

                  The parties hereto agree that the liquidated damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

                  SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

                  (a) Before filing any Registration Statement or Prospectus or any amendments or supplements (other than supplements that do nothing more substantive than name one or more Notice Holders as selling security holders) thereto with the SEC, furnish to the Initial Purchasers copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the SEC such comments as the Initial Purchasers reasonably shall propose within three (3) Business Days of the delivery of such copies to the Initial Purchasers.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

                  (c) As promptly as reasonably practicable give notice to the Notice Holders and the Initial Purchasers (i) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Registration Statement has been filed with the SEC and, with respect to a Registration Statement or any post-effective amendment, when the same has been declared effective (provided, however, that the Company shall not be required by this clause (i) to notify (A) the Initial Purchasers of the filing of a Prospectus supplement that does nothing more substantive than name one or more Notice Holders as selling security holders or (B) any Notice Holder of the filing of a Prospectus supplement that does nothing more substantive than name one or more other Notice Holders as selling security holders), (ii) of any request, following the effectiveness of the Initial Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to any Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of any Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the occurrence of (but not the nature of or details concerning) a Material Event (provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event that the Company either promptly files a Prospectus supplement to update the Prospectus or a Current Report on Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading) and (vi) of the determination by the Company that a post-effective amendment to a Registration Statement will be filed with the SEC, which notice may, at the discretion of the Company (or as required pursuant to Section 3(i)), state that it constitutes a Deferral Notice, in which event the provisions of Section 3(i) shall apply.

                  (d) Use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case as soon as reasonably possible or, if any such order or suspension is made effective during any Deferral Period, as soon as reasonably possible after the expiration of such Deferral Period.

                  (e) If reasonably requested by the Initial Purchasers or any Notice Holder, as promptly as reasonably practicable incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the Initial Purchasers or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such Prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 3(e) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

                  (f) As promptly as reasonably practicable after the filing of such documents with the SEC furnish to each Notice Holder and the Initial Purchasers, upon their written request and without charge, at least one (1) conformed copy of the Registration Statement and any amendment thereto, including financial statements, but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing to the Company by such Notice Holder or the Initial Purchasers, as the case may be).

                  (g) During the Effectiveness Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

                  (h) Subject to Section 3(i), prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; prior to any public offering of the Registrable Securities pursuant to the Shelf Registration Statement, use reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or
(ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

                  (i) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of proceedings with respect to the Shelf Registration Statement under
Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any pending development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate. So long as the period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") does not exceed forty-five
(45) days during any three (3) month period or one hundred and twenty (120) days during any twelve (12) month period, the Company shall not incur any obligation to pay liquidated damages pursuant to Section 2(e).

                  (j) If reasonably requested in writing in connection with a disposition of Registrable Securities pursuant to a Registration Statement, make reasonably available for inspection during normal business hours by a representative for the Notice Holders of such Registrable Securities and any broker-dealers, attorneys and accountants retained by such Notice Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Notice Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably designated by the

Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person or (iv) such information becomes available to any such person from a source other than the Company and such source is not bound by a confidentiality agreement; and provided further, that the foregoing inspection and information gathering shall, to the greatest extent possible, be coordinated on behalf of all the Notice Holders and the other parties entitled thereto by the counsel referred to in
Section 5.

                  (k) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (l) Cooperate with each Notice Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to a Registration Statement, and cause such Registrable Securities to be in such denominations as are permitted by the Indenture and registered in such names as such Notice Holder may request in writing at least two Business Days prior to any sale of such Registrable Securities.

                  (m) Provide a CUSIP number for all Registrable Securities covered by each Registration Statement not later than the effective date of such Registration Statement and provide the Trustee for the Notes and the transfer agent for the Common Stock with certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

                  (n) Make reasonable effort to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

                  (o) Upon (i) the filing of the Initial Shelf Registration Statement and (ii) the effectiveness of the Initial Shelf Registration Statement, announce the same, in each case by release to Businesswire, Reuters Economic Services, Bloomberg Business News or any other means of dissemination reasonably expected to make such information known publicly.

                  (p) Take all actions necessary, or reasonably requested by the Holders of a majority of the Registrable Securities being sold, in order to expedite or facilitate disposition of such Registrable Securities; provided that the Company shall not be required to take any action in connection with an underwritten offering without its consent (such consent to be withheld or granted in the Company's sole and absolute discretion); and

                  (q) Cause the Indenture to be qualified under the TIA not later than the effective date of any Registration Statement; and in connection therewith, cooperate with the Trustee to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

                  SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading, any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Company within 10 Business Days of a request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

                  SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with federal and state securities or Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, (iv) fees and disbursements of counsel for the Company in connection with the Shelf Registration Statement, and
(v) reasonable fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock. In addition, the Company shall bear or reimburse the Notice Holders for the fees and disbursements of one firm of legal counsel for the Holders, which shall, upon the written consent of the Initial Purchasers (which shall not be unreasonably withheld), be another nationally recognized law firm experienced in securities law matters designated by the Company. In addition, the Company shall pay the internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

                  SECTION 6. Indemnification; Contribution.
                             ------------------------------

                  (a) The Company agrees to indemnify and hold harmless the Initial Purchasers and each Holder of Registrable Securities and each person, if any, who controls any Initial Purchaser or any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company; and

                  (iii) subject to Section 6(c) below, against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers, such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any Initial Purchaser or any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (1) arising from an offer or sale of Registrable Securities occurring during a Deferral Period, if a Deferral Notice was given to such Notice Holder in accordance with Section 8(b), or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact and the delivery thereof was required by law.

                  (b) In connection with any Shelf Registration in which a Holder, including, without limitation, the Initial Purchasers, of Registrable Securities is participating, in furnishing information relating to such Holder of Registrable Securities to the Company in writing expressly for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, the Holders of such Registrable Securities agree, severally and not jointly, to indemnify and hold harmless the Initial Purchasers and each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the Company, and each person, if any, who controls the Company within the meaning of either such Section, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  The Initial Purchasers agree to indemnify and hold harmless the Company, the Holders of Registrable Securities, and each person, if any, who controls the Company or any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or on behalf of by the Initial Purchasers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of these indemnity provisions. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain a separate firm as its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action, or separate but similar or related actions, in the same jurisdiction arising out of the same general allegations or circumstances. In the event a separate firm is retained for the Initial Purchasers, Holders of Registrable Securities, and control persons of any Initial Purchaser and Holders of Registrable Securities, such firm shall be designated in writing by the Initial Purchasers. In the event a separate firm is retained for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and

(2) provides written notice to the indemnified party describing any unpaid balance it believes is unreasonable and the reasons therefor, in each case prior to the date of such settlement.

                  (e) If the indemnification to which an indemnified party is entitled under this Section 6 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative fault of the Company on the one hand and the Holders of the Registrable Securities or the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder of the Registrable Securities or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(e). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 6(e) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 6, neither the Holder of any Registrable Securities nor the Initial Purchasers, shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder of Registrable Securities or by the Initial Purchasers, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such Holder of Registrable Securities or the Initial Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 6(e), each person, if any, who controls any Initial Purchaser or any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers or such Holder, and each person, if any, who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

                  SECTION 7. Information Requirements.
                             -------------------------

                  The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent report required to be filed and filed pursuant to Section 13 or Section 15(d) of Exchange Act. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

                  SECTION 8. Miscellaneous
                             -------------

                  (a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall it, on or after the date of this Agreement, enter into, any agreement with respect to the Company's securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Underlying Common Stock constituting Registrable Securities (with Holders of Notes or Semiannual Coupon Notes deemed to be the Holders, for purposes of this Section, of the number of outstanding shares of Underlying Common Stock into which such Notes or Semiannual Coupon Notes are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement;

provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier or
(iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                  if to a Holder of Registrable Securities that is not a Notice Holder, at the address for such Holder then appearing in the Registrar (as defined in the Indenture);

                  if to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

                  if to the Company, to:

                           Horace Mann Educators Corp.
                           One Horace Mann Plaza
                           Springfield, Illinois 62715
                           Telephone No. (217) 788-5757
                           Facsimile No. (217) 788-5776
                           Attention: General Counsel

                  and

                           Gibson, Dunn & Crutcher LLP
                           200 Park Avenue
                           New York, NY  10166-0193
                           Telephone No. (212) 351-4000
                           Facsimile No. (212) 351-4035
                           Attention: Conor D. Reilly, Esq.

                  and
                  if to the Initial Purchasers, to:

                            Merrill Lynch & Co.,
                            Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center
                            New York, New York 10080
                            Attention: Jeff Consolino
                            Telecopier: 212-449-6739

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

                  (d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and, without requiring any express assignment, shall inure to the benefit of and be binding upon each Holder of any Registrable Securities.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Purchase Agreement, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights.

                  (k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4, 5 or 6 hereof and the obligations to make payments of and provide for liquidated damages under
Section 2(e) hereof to the extent such damages accrue prior to the end of the Effectiveness Period, each of which shall remain in effect in accordance with its terms.

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                      Very truly yours,

                                      HORACE MANN EDUCATORS CORPORATION


                                           By
                                               -------------------------------
                                               Name:
                                               Title:




Accepted as of the date
 first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON CORPORATION

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED

By:
     ----------------------------------
      Name:
      Title:

For themselves and as representatives of the Initial Purchasers named in
Schedule I to the Purchase Agreement

                                                               EXHIBIT B-1

                     OPINION OF GIBSON, DUNN & CRUTCHER, LLP

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Indenture;

                 (ii) The issuance and sale of the Securities is not subject to preemptive rights arising by operation of law or any agreement known to us to which the Company is a party;

                  (iii) The issuance of the Common Stock upon conversion of the Notes is not subject to preemptive rights arising by operation of law or any agreement known to us to which the Company is a party;

                  (iv) The stockholders of the Company have no preemptive rights provided by statute or the Restated Certificate of Incorporation of the Company with respect to the Securities or any agreement known to us to which the Company is a party;

                  (v) The Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee in the manner set for in the Indenture) each constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except (A) to the extent that the enforceability thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) we do not express any opinion with respect to the enforceability or effect of Sections ___ and ___ of the Indenture;

                  (vi) The Notes (in the form of a single global certificate theretofore examined by us) are in the form contemplated by the Indenture and have been duly authorized, executed and delivered by the Company, and when authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment therefor by the Company, will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except (A) to the extent that the enforceability thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (B) we do not express any opinion with respect to the enforceability or effect of Sections ___ and ___ of the Indenture;


                  (vii) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by the Purchase Agreement and the Final Offering Memorandum or in connection with the initial resale of the Securities by the

Initial Purchasers in accordance with the Purchase Agreement, and prior to the effectiveness of the Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act, in each case assuming (i) that the purchasers who buy such Securities in the initial resale thereof are Qualified Institutional Buyers; (ii) the accuracy of the Initial Purchasers' representations in the Purchase Agreement and those of the Company contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in the Purchase Agreement, it being understood that we express no opinion as to any subsequent resale of the Securities.

                  (viii) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for common stock of the Company in accordance with the terms of the Securities and the Indenture; the common stock of the Company issuable upon conversion of the Securities will have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action; and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable.

                  (ix) The information in the Final Offering Memorandum under "Description of the Notes," "Material United States Federal Income Tax Consequences", "Description of Our Other Indebtedness" and "Description of Our Capital Stock," to the extent that such information constitutes summaries of legal matters, is correct in all material respects.

                  (x) The Securities, the Indenture and the Registration Rights Agreement conform as to legal matters in all material respects to the descriptions thereof contained in the Final Offering Memorandum;

                  (xi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or, to our knowledge, any court is required for the consummation of the transactions contemplated by the Purchase Agreement and the Indenture, in connection with the offering, issuance or sale of the Securities to the Initial Purchasers as contemplated by the Purchase Agreement and the Indenture, respectively, except such as are required by the New York Stock Exchange and such as may be required under state securities laws;

                  (xii) The execution, delivery and performance by the Company of the Purchase Agreement, the Registration Rights Agreement and the Indenture, and consummation by the Company of the transactions provided for in the Purchase Agreement, the Registration Rights Agreement and the Indenture, including, but not limited to, the issuance and sale of the Securities to be sold by the Company under the Purchase Agreement and the application of the net proceeds thereof as described in the Offering Memorandum, will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, any federal or New York State statute or the Delaware General Corporation Law or any rule, regulation or order known to us of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties (other than Section 10 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations promulgated thereunder, and similar provisions under state securities laws as to which we express no opinion in this clause (ix)), or any material agreement or instrument known to us to which the Company or any such subsidiary is a party or by which the Company is subject, or the charter or by-laws of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Purchase Agreement and the Indenture, respectively;

                  (xiii) The Purchase Agreement has been duly authorized, executed and delivered by the Company; and

                  (xiv) The Company is not, and, as a result of the offering and sale of the Securities as contemplated in the Purchase Agreement, will not become, an "investment company" as defined in the Investment Company Act of 1940.

                  In addition, we advise you that, based on the procedures referred to below in this paragraph and relying thereon, no facts have come to our attention that have caused us to believe that the Final Offering Memorandum on the date thereof or hereof included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no view as to the financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein (including any financial projections). In making the statements set forth in this paragraph, although during the course of the preparation of the Final Offering Memorandum we participated in conferences with representatives of the Company, their auditors, the Initial Purchasers and their counsel, at which conferences the contents of the Final Offering Memorandum and related matters were discussed, we did not undertake to determine independently, and therefore are not passing upon and do not assume any responsibility, explicitly or implicitly, for, the accuracy, completeness or fairness of the statements contained in the Final Offering Memorandum and give no assurance that the procedures described in this paragraph would necessarily reveal matters of significance with respect to the matters covered by this paragraph.

                                                                  EXHIBIT B-2

                          OPINION OF ANN CAPARROS, ESQ.

                  (a) Each of the Company and its subsidiaries has been duly incorporated and is an existing corporation in good standing under the laws of its jurisdiction of organization, with corporate power and authority to own its properties and conduct its business as described in the Preliminary Offering Memorandum and the Final Offering Memorandum, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases real properties or in which the conduct of its business requires such qualification except where such failures to be so qualified or be in good standing would not have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition or prospects of the Company and its subsidiaries taken as a whole;

                  (b) All of the issued capital stock of the subsidiaries of the Company is owned by the Company, directly or indirectly, in each case free and clear of any lien, encumbrance or security interest, and all shares of such capital stock are validly issued, fully paid and nonassessable;

                  (c) There are no contracts, agreements or understandings known to me between the Company and any person granting such person the right to acquire any Securities or which require the Company to include any Securities in the securities registered pursuant to the Registration Statement;

                  (d) No consent, approval, authorization or order of, or filing with, any governmental agency or body or, to my knowledge, any court is required to be obtained or made by the Company for the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Securities Act of 1933 or such as may be required under state securities laws and the qualification of the Indenture under the Trust Indenture Act;

                  (e) The execution, delivery acid performance by the Company of the terms of the Purchase Agreement, the Registration Rights Agreement and the Indenture, the issuance and sale of the Securities to be sold by the Company under the Purchase Agreement, and the application of the proceeds thereof as described in the Preliminary Offering Memorandum and the Final Offering Memorandum will not conflict with, result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to, any statute or any, rule, regulation or order known to me of any governmental agency or body or duty court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their properties, or any material agreement or instrument known to me to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Purchase Agreement and the Indenture;


                  (f) The statements made in the Company's Annual Report on form 10-K for the year ended December 31, 2001 under the caption
"Business-Regulation," insofar as such statements relate to the laws or regulations under Illinois law or provisions of documents therein described, are accurate summaries of such laws, regulations or provisions in all material respects.

                  (g) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or similar rights arising under Delaware law, the articles of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement to which the Company is or was a party.

                  (h) Each of the Company's subsidiaries that are insurance companies is duly organized and licensed as an insurance company in its respective jurisdiction of incorporation and, to such counsel's knowledge, each such subsidiary is duly licensed or authorized as an insurance company in each other jurisdiction in which such licensing or authorization is required, except where the failure to be so licensed or authorized in any such jurisdiction would not have a Material Adverse Effect. The Company is not required to be licensed as an insurance company in any jurisdiction, including its jurisdiction of organization.

                  (i) To such counsel's knowledge, neither the Company nor any of its subsidiaries is in violation of its articles of incorporation or bylaws, and no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument that is described or referred to in the Preliminary Offering Memorandum and the Final Offering Memorandum or in documents incorporated by reference therein, except where such default would not have a Material Adverse Effect.

                  (j) To such counsel's knowledge, except as otherwise disclosed in the Preliminary Offering Memorandum and the Final Offering Memorandum, (a) the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including, without limitation, the insurance licenses) that are material to the Company and its subsidiaries taken as a whole and are necessary to conduct the business now operated by them;
(b) the Company and its principal subsidiaries are in compliance with the terms and conditions of all of the insurance licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; and (c) all of the insurance licenses of the Company's subsidiaries are valid and in full force and effect, except where the invalidity of such insurance licenses or the failure of such insurance licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, suspension or modification of any such insurance licenses which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

                  (k) To such counsel's knowledge, (A) there are no pending actions, suits or proceedings against the Company or any of its subsidiaries that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, the Registration Rights Agreement or the Purchase Agreement; and (B) no such actions, suits or proceedings have been threatened against the Company or any of its subsidiaries.

                                                                    EXHIBIT C

                            FORM OF LOCK-UP AGREEMENT


                                                 May [     ], 2002

MERRILL LYNCH & CO.
MERRILL, LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED
BANC OF AMERICA SECURITIES LLC
CREDIT SUISSE FIRST BOSTON CORPORATION
c/o Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
4 World Financial Center
New York, New York  10080

                  Re: Proposed Offering by Horace Mann Educators Corporation of Senior Convertible Notes due 2032

Ladies and Gentlemen:

               The undersigned, a stockholder and an executive officer and/or director of Horace Mann Educators Corporation, a Delaware corporation (the "Offeror"), understands that MERRILL, MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED ("Merrill") Banc of America Securities LLC and Credit Suisse First Boston Corporation (the "Initial Purchasers") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Offeror providing for the offering, pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), of the Offeror's Senior Convertible Notes due 2032 (the "Initial Securities") and the grant by the Offeror to the Initial Purchasers of the option to purchase additional Senior Convertible Notes due 2032 to cover over-allotments, if any (the "Option Securities"). The Initial Securities, together with the Option Securities, are collectively referred to as the "Securities". In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an executive officer and/or director of the Offeror, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the undersigned agrees with the Initial Purchasers that, during the period commencing on the date hereof and ending 90 days from the date of the Final Offering Memorandum the undersigned will not, without the prior written consent of Merrill, directly or indirectly,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise dispose of or transfer any shares of the Offeror's common stock, par value $0.001 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or cause to be filed any registration statement under the Securities Act, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of

Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

               The foregoing sentence shall not apply to (i) offers, sales, gifts, assignments or transfers of shares of Common Stock or options to purchase shares of Common Stock made to (A) members of the immediate family of the undersigned, (B) corporations, partnerships, limited liability companies or other entities to the extent such entities are wholly-owned by the undersigned and/or members of the immediate family of the undersigned, (C) charitable organizations, or (D) pledges of shares of Common Stock to a bank or other financial institution, solely to the extent that in the case of clauses (A),
(B), (C) and (D) each recipient agrees to be bound by the restrictions set forth herein, (ii) transfers of shares of Common Stock or options to purchase shares of Common Stock made to any trust for the direct or indirect benefit of the undersigned or any party listed in (i) above, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, or (iii) the exercise of options and transfers of shares of Common Stock to the Offeror used to pay taxes applicable to the exercise of options and reloading those options in accordance with the Offeror's stock option arrangements.

                  It is understood that, if the Offeror notifies you that it does not intend to proceed with the proposed offering, if the Purchase Agreement does not become effective by May 31, 2002, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned will be, immediately and without any further action, released from the obligations under this letter agreement.

                         Very truly yours,

                         Signature:
                                    ------------------------------------------
                         Print Name:
                                    ------------------------------------------


                                      C-2